Exhibit 4.25

Amendment to

Subscription Agreement

XIAO-I CORPORATION

ZunTian Holding Limited

Conyers Dill & Pearman Cayman Islands

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AMENDMENT TO SUBSCRIPTION AGREEMENT

THIS AMENDMENT TO SUBSCRIPTION AGREEMENT (this “Amendment”) is entered into and made on _____ day of _____ 2024, by and among the following parties:

(1)	Xiao-I Corporation, a company incorporated in the Cayman Islands having its registered office at Sertus Chambers, Governors Square, Suite #5-204, 23 Lim Tree Bay Avenue, P.O. Box 2547, Grand Cayman KY1-1104 (the “Company”); and

(2)	ZunTian Holding Limited, a company incorporated in the British Virgin Islands having its registered office at Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands (the “Subscriber”) of the other part.

Capitalised terms used but not otherwise defined shall have the meanings ascribed to them in that Subscription Agreement dated 13 December 2023, by and among the Company and the Subscriber (the “Subscription Agreement”).

WHEREAS:

(A)	The parties hereto desire to amend the Subscription Agreement by reinstating the rights and restrictions attached to the 3,700,000 Preferred Shares issued to the Subscriber on 8 December 2023.

(B)	Pursuant to Section 6 of the Subscription Agreement, all the parties to the Subscription Agreement agree to amend the Subscription Agreement and to bind the parties to the Subscription Agreement with respect to this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

IT IS HEREBY AGREED as follows:

1.	amendment

The Schedule 1 to the Subscription Agreement be amended, restated and replaced in its entirety by Schedule 1 of this Amendment.

2.	miscellaneous

This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, and all the counterparts together shall constitute one and the same instrument. A facsimile or PDF copy of a signature shall be deemed an original. All other terms, conditions, and sections of the Subscription Agreement not modified by this Amendment are unaffected by this Amendment and shall remain in full force and effect. This Amendment shall be governed by and construed in all respects in accordance with the laws of the Cayman Islands. The Parties to this Amendment hereby irrevocably agree that the courts of the Cayman Islands shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings (“Proceedings”) which may arise out of or in connection with this Amendment and waive any objection to Proceedings in the courts of the Cayman Islands on the ground of venue or on the basis that the Proceedings have been brought in an inconvenient forum.

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AMENDMENT TO SUBSCRIPTION AGREEMENT

AGREED by the Parties through their authorised signatories on the date first written above:

For, and on behalf of Xiao-I Corporation	For, and on behalf of ZunTian Holding Limited

___________________________	_____________________________
Signature	Signature

___________________________	_____________________________
Print Name	Print Name

___________________________	_____________________________
Date	Date

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AMENDMENT TO SUBSCRIPTION AGREEMENT

SCHEDULE 1

Terms of the Preferred Shares

The Preferred Shares shall have the following rights and restrictions:

(a)	each Preferred Share shall confer on the holder thereof the right to twenty (20) votes and holders of the Preferred Shares shall at all times vote together with holders of ordinary shares of the Company as one class on all resolutions submitted to a vote by the shareholders of the Company save where a separate class meeting is required by law;

(b)	the Preferred Shares shall not confer any other rights, including, without limitation, dividend or liquidation rights or any other financial or economic rights;

(c)	the Preferred Shares shall be non-convertible, non-redeemable, and non-transferable, except as otherwise resolved by the board of directors of the Company; and

(d)	for the avoidance of doubt, save and except for the rights, preference, privileges and restrictions set out in (a) to (c) above, the Preferred Shares shall not have any other rights and restrictions.

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